Exhibit 99.1

Labcorp Completes Acquisition of Select Assets of BioReference Health's Innovative Oncology and Related Clinical Testing Services Businesses

BURLINGTON, N.C. and MIAMI, September 15, 2025 – Labcorp (NYSE: LH), a global leader of innovative and comprehensive laboratory services, and OPKO Health, Inc. (Nasdaq: OPK), a multinational biopharmaceutical and diagnostics company, announced today the completion of Labcorp's acquisition of select assets of BioReference Health, a wholly owned subsidiary of OPKO Health.

This acquisition includes BioReference Health's laboratory testing businesses focused on oncology and oncology-related clinical testing services across the United States. This transaction includes certain customer accounts and other operating assets. The purchase price for the transaction is up to $225 million, including $192.5 million that was paid at closing and up to $32.5 million in an earnout based on performance.

“With this acquisition, we are providing patients, physicians and customers with expanded access to Labcorp’s high-quality laboratory services, scientific expertise and comprehensive testing capabilities,” said Mark Schroeder, President, Labcorp Diagnostics and Chief Operations Officer. “Bringing BioReference Health’s oncology and clinical testing into our portfolio deepens our commitment to advancing cancer care and extends our leadership in oncology.”

“The closing of this transaction marks a significant milestone for BioReference Health,” stated Phillip Frost, M.D., Chairman and Chief Executive Officer of OPKO. “By focusing on our core clinical testing operations and the continued growth of our 4Kscore® Test franchise, we are better positioned to optimize our test menu and achieve sustainable profitability for this subsidiary. We intend to utilize a portion of the proceeds to fund our recently expanded share repurchase authorization.”

BioReference Health's continuing operations include its core clinical testing operations in the New York and New Jersey region and its 4Kscore® Test franchise, which represented approximately $300 million in revenue for 2024.

Lazard served as Labcorp's financial advisor, and Hogan Lovells and Kilpatrick Townsend served as legal counsel.

Piper Sandler & Co. served as OPKO Health's financial advisor and Greenberg Traurig served as legal counsel.

About Labcorp
Labcorp (NYSE: LH) is a global leader of innovative and comprehensive laboratory services that helps doctors, hospitals, pharmaceutical companies, researchers and patients make clear and confident decisions. We provide insights and advance science to improve health and improve lives through our unparalleled diagnostics and drug development laboratory capabilities. The company's nearly 70,000 employees serve clients in approximately 100 countries, provided support for more than 75% of the new drugs and therapeutic products approved in 2024 by the FDA, and perform more than 700 million tests annually for patients around the world. Learn more about us at www.labcorp.com

About OPKO

OPKO Health, Inc. (Nasdaq: OPK) is a multinational biopharmaceutical and diagnostics company that seeks to establish industry-leading positions in large, rapidly growing markets by leveraging its discovery, development, and commercialization expertise and novel and proprietary technologies. For more information, visit www.opko.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements with respect to the anticipated impact and benefits of the transaction; and the potential earnout payment.

Each of the forward-looking statements is subject to change based on various important factors, many of which are beyond the control of Labcorp and OPKO. These factors, in some cases, have affected and in the future (together with other factors) could affect each company's ability to implement its respective business strategy, and actual results could differ materially from those suggested by these forward-looking statements. As a result, readers are cautioned not to place undue reliance on any of the forward-looking statements.

Neither Labcorp nor OPKO has any obligation to provide any updates to these forward-looking statements even if its expectations change. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Further information on potential factors, risks and uncertainties that could affect operating and financial results is included in the most recent Annual Report on Form 10-K and subsequent Forms 10-Q, including in each case under the heading RISK FACTORS, and in other filings with the SEC by each of Labcorp and OPKO. The information in this press release should be read in conjunction with a review of Labcorp’s and OPKO’s filings with the SEC including the information in each of their respective most recent Annual Reports on Form 10-K, and subsequent quarterly reports on Forms 10-Q, under the heading "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS".

Labcorp Contacts:

Investors: Christin O’Donnell – Investor@Labcorp.com

Media: Neil Hirsch – Media@Labcorp.com

OPKO Health Contacts:

Yvonne Briggs, Alliance Advisors IR (investors) - 310-691-7100

ybriggs@allianceadvisors.com

Bruce Voss, Alliance Advisors IR (investors) - 310-691-7100

bvoss@allianceadvisors.com

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